Exhibit 16.1

April 17, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

We have a received a copy of, and are in agreement with, the statements being made by ContraFect Corporation in Management’s Discussion and Analysis of Financial Condition and Results of Operations on its Form S-1 dated April 17, 2014, captioned “Changes in Accountants.”

We hereby consent to the filing of this letter as an exhibit to the Form S-1.

Sincerely,

/s/ EisnerAmper LLP